Exhibit 5.1

March 26, 2019

ZoMedica Pharmaceuticals Corp.

100 Phoenix Dr. Suite 190

Ann Arbor, MI 48108, USA

Dear Sirs/Mesdames:

We have acted as Canadian legal counsel to Zomedica Pharmaceuticals Corp., a corporation formed under the laws of the Province of Alberta (the "Company"), in connection with the preparation and filing with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of (i) the Registration Statement on Form S-3 (Registration No.: 333-228926) on Form S-3 (the "Registration Statement") and the related prospectus included in the Registration Statement (the "Base Prospectus") and (ii) the prospectus supplement, dated March 26, 2019 (the "Prospectus Supplement", relating to the issuance and sale by the Company of up to 7,500,001 of its common shares, without par value (the "Common Shares") (the "Shares"), including 978,261 Common Shares issuable by the Company upon exercise of an over-allotment option granted by the Company to the Underwriters (as defined below).

The Shares are to be issued and sold by the Company pursuant to the Underwriting Agreement, dated as of March 26, 2019 (the "Underwriting Agreement"), by and between the Company and H.C. Wainwright & Co,. LLC, as representative of the several underwriters named therein (the "Underwriters"), the form of which is being filed with the Commission as Exhibit 1.1 to the Company's Current Report on Form 8-K, filed on the date hereof.

In so acting we have examined originals or copies (certified or otherwise identified to our satisfaction) of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized for issuance, and when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We are solicitors qualified to practice law in the Province of Alberta and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of Alberta and the laws of Canada applicable therein. The opinions herein are based on the laws of the Province of Alberta and the laws of Canada applicable therein in effect on the date hereof and we disclaim any obligation to advise you of any change after the date hereof in any matter set forth herein.

Subject to the qualifications set out above, the opinions set forth herein relate exclusively to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K filed by the Company on the date hereof and which is incorporated by reference into the Registration Statement and to the reference to our firm in the Prospectus Supplement and the Base Prospectus under the heading "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Yours very truly,

TINGLE MERRETT LLP